                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Dave & Buster's, Inc.
             -------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


             Chas Michel, Vice President and Chief Financial Officer
             -------------------------------------------------------
                     (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on the table below per Exchange Act Rule 14a-6(i)(4) and 0-11
    ("Rule 0-11").

    (1) Title of each class of securities to which transaction applies
    (2) Aggregate number of securities to which transaction applies
    (3) Per unit price or other underlying value of transaction computed pursuant to Rule 0-11
    (4) Proposed maximum aggregate value of transaction
    (5) Total fee paid
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.
        (1) Amount Previously Paid
        (2) Form, Schedule or Registration Statement No.:
        (3) Filing Party
        (4) Date Filed

                             DAVE & BUSTER'S, INC.
                               2481 MANANA DRIVE
                              DALLAS, TEXAS 75220

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 2001

To the holders of Common Stock of
Dave & Buster's, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Dave & Buster's, Inc. (the "Company") will be held in The Show Room at Dave & Buster's, 10727 Composite Drive, Dallas, Texas, on June 14, 2001, at 1:00 p.m. local time, for the following purposes:

          (a) To elect one class of directors (consisting of two directors) of the Company for a three year term, or until their successors have been elected and qualified;

          (b) To consider and vote upon the proposed amendment of the Dave & Buster's, Inc. 1995 Stock Plan (as amended, the "Stock Plan") to increase the number of shares issuable upon awards thereunder from 2,350,000 shares to 2,950,000 shares;

          (c) To consider and vote upon the proposed amendment of the Dave & Buster's, Inc. Stock Option Plan for Outside Directors (as amended, the "Directors Plan") to increase the number of shares issuable upon grants of stock options thereunder from 150,000 shares to 190,000 shares; and

          (d) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 16, 2001 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please date, sign and return the enclosed proxy card in the enclosed envelope (which requires no postage if mailed in the United States).

                                            By Order of the Board of Directors

                                            [/s/ Charles Michel]
                                            Charles Michel
                                            Secretary

Dallas, Texas
May 4, 2001

                             DAVE & BUSTER'S, INC.
                               2481 MANANA DRIVE
                              DALLAS, TEXAS 75220

                                PROXY STATEMENT
                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 2001

     This Proxy Statement is furnished to stockholders of Dave & Buster's, Inc., a Missouri corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 14, 2001, and at any and all adjournments or postponements thereof. Proxies in the form enclosed will be voted at the meeting, if properly executed, returned to the Company prior to the meeting and not revoked. The proxy may be revoked at any time before it is voted by giving written notice to the Secretary of the Company.

     This Proxy Statement and accompanying form of proxy are being mailed to the Company's stockholders on or about May 4, 2001. The Company's Annual Report, covering the Company's fiscal year 2000, is enclosed herewith but does not form any part of the materials for solicitation of proxies.

                               QUORUM AND VOTING

     Record Date. The record date for the Annual Meeting ("Record Date") is April 16, 2001. Only holders of record of common stock at the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, the Company had issued and outstanding, and entitled to vote at the Annual Meeting, approximately 12,953,000 shares of common stock.

     Quorum. In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares entitled to vote must be represented at the meeting, either in person or by properly executed proxy. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

     Voting by Street Name Holders. If a stockholder owns shares in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as "broker non-votes").

     Required Vote. The election as a director of each nominee requires the affirmative vote of the holders of record of a plurality of the outstanding voting power of the shares of common stock represented, in person or by proxy, at the Annual Meeting. Abstentions and "broker non-votes" are counted as present and entitled to vote for the purposes of determining a quorum but are not counted for purposes of the election of a director.

     The affirmative vote of the holders of a majority of the outstanding common stock represented at the Annual Meeting is required to approve the proposal to amend the Stock Plan. An abstention is counted as a vote against the Stock Plan proposal. A broker "non-vote" is also counted as a vote against the Stock Plan proposal.

     Default Voting. Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If a stockholder properly executes and return the accompanying proxy, but does not indicate any voting instructions, such stockholder's shares will be voted (i) FOR the election to a three year term as directors of the Company of the two nominees set forth above; (ii) FOR the proposal to amend the Stock Plan; (iii) FOR the proposal to amend the Directors Plan; and (iv) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof. If any other matter or business is brought before the meeting, the proxy holders may vote the proxies in their discretion. The directors do not know of any such other matter or business.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of March 31, 2001, for (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director and nominee for director of the Company, (iii) each of the executive officers of the Company named in the table under "Directors and Executive Officers -- Summary of Executive Compensation" and (iv) all of the directors and officers of the Company as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder identified in the table possesses sole voting and investment power with respect to the listed shares.

                                                              SHARES BENEFICIALLY
                                                                    OWNED(1)
                                                              --------------------
NAME                                                           NUMBER      PERCENT
----                                                          ---------    -------
5% OR MORE STOCKHOLDERS(2):
LJH Corporation(3)..........................................  1,380,300     10.0%
Mandarin, Inc.(4)...........................................  1,114,600      8.1
Dimensional Fund Advisors, Inc.(5)..........................    841,280      6.1
Jeffrey Feinberg(6).........................................    691,000      5.0
DIRECTORS AND EXECUTIVE OFFICERS:
David O. Corriveau(7).......................................    624,385      4.5
James W. Corley(8)..........................................    624,384      4.5
Charles Michel..............................................     71,384      *
Sterling R. Smith...........................................     43,667      *
Bryan L. Spain..............................................     31,334      *
Allen J. Bernstein..........................................     25,000      *
Peter A. Edison(9)..........................................    311,768      2.3
Bruce H. Hallett............................................     20,500      *
Walter S. Henrion...........................................     93,100      *
Mark A. Levy................................................      7,500      *
Christopher C. Maguire......................................     28,000      *
All directors and officers as a group (21 persons)..........  2,073,366     15.1

---------------

 *  Indicates less than 1%.

(1) Includes shares issuable upon exercise of stock options which are vested or will be vested prior to May 31, 2001.

(2) Based upon information filed by such holders with the Securities and Exchange Commission.

(3) LJH Corporation shares voting and dispositive power with its principal stockholder, Lacy J. Harber. The address of LJH Corporation and Mr. Harber is 377 Neva Lane, Denison, Texas 75020.

(4) Mandarin, Inc. shares voting and dispositive power with its principal stockholders, Joseph and Jane Lewis. The address of Mandarin, Inc. and Mr. and Mrs. Lewis is P.O. Box N7776, Lyford Cay, New Providence, Bahamas, United Kingdom.

(5) The address of Dimensional Fund Advisors is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(6) Jeffrey Feinberg shares voting and dispositive power with JLF Asset Management, LLC. The address of JLF Asset Management and Mr. Feinberg is 153
    E. 53rd Street, 51st Floor, New York, New York 10022.

(7) Mr. Corriveau shares voting and dispositive power with respect to 74,545 shares owned of record by a family limited partnership. Mr. Corriveau disclaims beneficial ownership with respect to such shares.

(8) Mr. Corley shares voting and dispositive power with respect to 99,559 shares owned of record by a family limited partnership. Mr. Corley disclaims beneficial ownership with respect to such shares.

(9) Mr. Edison owns the shares as Trustee for the benefit of self and others.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, holders of the Company's common stock will consider and vote for the election of Allen J. Bernstein and Bruce H. Hallett to a three year term as directors of the Company. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election in his stead of any other person the Board of Directors may recommend. Each nominee has expressed his intention to serve the entire term of three years for which election is sought.

BIOGRAPHICAL INFORMATION

     A brief description of each director of the Company is provided below. Directors hold office for three year terms or until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors, except as provided below.

     Mr. Corriveau, 49, a co-founder of the Dave & Buster's concept in 1982, has served as Co-Chief Executive Officer and President since June 1995, and as a director of the Company since May 1995 and as Co-Chairman of the Board since February 1996. Mr. Corriveau served as President and Chief Executive Officer of D&B Holding (a predecessor of the Company) from 1989 through June 1995. From 1982 to 1989, Messrs. Corriveau and Corley operated the Company's business.

     Mr. Corley, 50, a co-founder of the Dave & Buster's concept in 1982, has served as Co-Chief Executive Officer and Chief Operating Officer since June 1995, and as a director of the Company since May 1995 and as Co-Chairman of the Board since February 1996. Mr. Corley served as Executive Vice President and Chief Operating Officer of D&B Holding from 1989 through June 1995. From 1982 to 1989, Messrs. Corley and Corriveau operated the Company's business.

     Mr. Bernstein, 55, is founder of Morton's Restaurant Group, Inc. and has been its Chairman of the Board and Chief Executive Officer since its inception in 1988. Morton's owns and operates more than 62 restaurants, comprised of two distinct restaurant companies, Morton's of Chicago Steak Houses and Bertolini's Restaurants. He has been a director of the Company since 1996.

     Mr. Edison, 45, has been the Chairman and Chief Executive Officer of the Baker's Footwear Group, Inc., formerly Weiss and Neuman Shoe Company, since October 1997. He was Senior Executive Vice President of Edison Brothers Stores, Inc., a specialty retailer ("Edison Brothers"), from 1995 to February 1997 and Director, Corporate Development of Edison Brothers from 1989 until February 1997. He served as a director of Edison Brothers from 1989 until February 1997. Edison Brothers filed for protection under Chapter 11 of the Federal Bankruptcy Code in November 1995.

     Mr. Hallett, 49, has been engaged in the practice of corporate and securities law since 1976 and has been a partner of the Hallett & Perrin law firm since 1992. He has been a director of the Company since 1998.

     Mr. Henrion, 62, has served as a consultant to the Company's business since 1989, and he has been a director of the Company since 1995. He has also been a consultant to the restaurant industry since 1983. From 1972 to 1981, Mr. Henrion served as Executive Vice President and a director of TGI Friday's, Inc.

     Mr. Levy, 54, is founder and has been managing director of Alexander Capital Group, a private investment firm, since June 1998. He was a co-founder of The Levy Restaurants and served as its Vice Chairman from 1978 to 1998. The Levy Restaurants operates restaurants, food service and special concession operations throughout the United States. Mr. Levy has been a director of the Company since 1995.

     Mr. Maguire, 39, has served as President of Staubach Retail Services, a national retail real estate consulting company, since its inception in 1994. Mr. Maguire joined The Staubach Company, a Dallas-based national real estate brokerage firm in 1986 to form its Retail Services Division. Mr. Maguire has been a director of the Company since 1997.

     The Board of Directors is comprised of three classes. The terms of Messrs. Corley, Edison and Henrion expire at the annual meeting of stockholders to be held in 2003. The terms of Messrs. Corriveau, Levy and Maguire expire at the annual meeting of stockholders to be held in 2002. The terms of Messrs. Bernstein and Hallett, if re-elected at the upcoming Annual Meeting will expire at the annual meeting of stockholders to be held in 2004.

     The Board of Directors held four meetings in fiscal 2000. No director attended fewer than 75% of the meetings of the Board which they were required to attend.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit Committee, comprised of Messrs. Edison, Hallett and Maguire, recommends to the Board of Directors the appointment of the Company's independent auditors, reviews and approves the scope of the annual audit of the Company's financial statements, reviews and approves any non-audit services performed by the independent auditors, reviews the findings and recommendations of the internal and independent auditors and periodically reviews and approves major accounting policies and significant internal accounting control procedures. The Audit Committee operates pursuant to its charter adopted during fiscal 2000, a copy of which is appended to this Proxy Statement as Appendix A. The Audit Committee met five times during fiscal 2000.

     The Compensation Committee, comprised of Messrs. Levy and Bernstein, reviews and recommends compensation of officers and directors, administers equity plans and reviews major personnel matters. The Compensation Committee met three times during fiscal 2000.

     The Executive Committee, comprised of Messrs. Corriveau, Corley and Henrion, exercises all of the powers and authority of the Board of Directors in the management and affairs of the Company when the Board of Directors is not in session, except to the extent such authority is delegated to another committee.

SUMMARY OF EXECUTIVE COMPENSATION

     The following table sets forth information concerning cash compensation paid or accrued by the Company during fiscal 1998, 1999 and 2000 to or for the Company's Co-Chief Executive Officers and the three other highest compensated executive officers of the Company whose total salary and bonus exceeded $100,000 (collectively the "Named Executive Officers").

                                                             SECURITIES
                                                             UNDERLYING
                                                         OPTIONS/RESTRICTED              ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS     STOCK AWARDS(1)     SAR'S   COMPENSATION(2)
---------------------------  ----   --------   -------   ------------------   -----   ---------------
David O. Corriveau.........  2000   $391,346   $     0        $480,000          0            0
(Co-CEO)                     1999    352,500    35,000               0          0            0
                             1998    297,870    30,500               0          0            0
James W. Corley............  2000    391,346         0         480,000          0            0
(Co-CEO)                     1999    352,500    35,000               0          0            0
                             1998    297,870         0               0          0            0
Sterling R. Smith..........  2000    187,115         0         120,000          0            0
(Vice President)             1999    173,269    22,900               0          0            0
                             1998    140,428     2,900               0          0            0

                                                             SECURITIES
                                                             UNDERLYING
                                                         OPTIONS/RESTRICTED              ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS     STOCK AWARDS(1)     SAR'S   COMPENSATION(2)
---------------------------  ----   --------   -------   ------------------   -----   ---------------
Charles Michel.............  2000    186,977         0         120,000          0            0
(CFO)                        1999    175,356    16,250               0          0            0
                             1998    160,664     2,500               0          0            0
Bryan L. Spain.............  2000    140,988         0          64,000          0            0
(Vice President)             1999    134,751    12,800               0          0            0
                             1998    127,308     1,100               0          0            0

---------------

(1) Restricted stock was granted to the named officers on June 5, 2000 and is valued at the closing price of the Company's Common Stock on the award date. Messrs. Corriveau and Corley were each awarded 60,000 shares of restricted stock during the last fiscal year, of which shares vest upon reaching specific company performance measures. Messrs. Smith and Michel were each awarded 15,000 shares of restricted stock during the last fiscal year, of which shares vest upon reaching specific company performance measures. Mr. Spain was awarded 8,000 shares of restricted stock during the last fiscal year, of which shares vest upon reaching specific company performance measures.

(2) None of the named executive officers received perquisites and other personal benefits, securities or property in excess of the lesser of $50,000 or 10% of such officer's total annual salary and bonus.

EMPLOYMENT AGREEMENTS

     Effective April 3, 2000, the Company entered into employment agreements with each of Messrs. Corriveau and Corley (the "Employment Agreements"). Under the terms of the Employment Agreements, each of Messrs. Corriveau and Corley will receive a base salary of $400,000, or such higher amount as the Compensation Committee may determine. They also are entitled to participate in the executive incentive bonus plan and in any other bonus arrangement mutually agreed between them and the Company. The Employment Agreements continually renews after an initial one year period on a rolling one year basis. Contemporaneously with the Employment Agreements, the Company also entered into Executive Retention Agreements with each of Messrs. Corriveau and Corley. These agreements provide for guaranteed severance payments equal to two times the annual compensation of the co-chief executive officers (base salary plus cash bonus award) and continuation of health and similar benefits for a two year period upon termination of employment without cause within one year after a change of control of the Company. If the officer remains employed with the Company through the first anniversary date following a change of control, a special bonus equal to one year's compensation will be paid. The Company has entered into related trust agreements to provide for payment of amounts under its non-qualified deferred compensation plans and the Executive Retention Agreements. Full funding is required in the event of a change of control.

STOCK PLAN

     The following table sets forth information regarding the grant of stock options during fiscal 2000 under the Stock Plan to the Named Executive Officers:

                                                                                   POTENTIAL REALIZABLE VALUE
                                                                                    AT ASSUMED ANNUAL RATES
                                     PERCENT OF TOTAL                                    OF STOCK PRICE
                                      OPTIONS/SAR'S                                 APPRECIATION FOR OPTION
                         OPTIONS/       GRANTED TO      EXERCISE OR                         TERM(1)
                           SARS        EMPLOYEES IN     BASE PRICE    EXPIRATION   --------------------------
NAME                    GRANTED(#)     FISCAL YEAR        ($/SH)         DATE         5%($)         10%($)
----                    ----------   ----------------   -----------   ----------   -----------    -----------
D. Corriveau..........    50,000           7.42%           $7.25      April 2010    $227,974       $577,732
                          70,000          10.39             8.00      April 2010     387,813        949,234
J. Corley.............    50,000           7.42             7.25      April 2010     227,974        577,732
                          70,000          10.39             8.00      April 2010     387,813        949,234
S. Smith..............    20,000           2.97             7.25      April 2010      91,190        231,093
C. Michel.............    20,000           2.97             7.25      April 2010      91,190        231,093
B. Spain..............    10,000           1.48             7.25      April 2010      45,595        115,546

---------------

(1) The 5% and 10% assumed annual rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not reflect the Company's estimates or projections of future prices of the shares of the Company's common stock. There can be no assurance that the amounts reflected in this table will be achieved.

     The following table sets forth certain information with respect to the options held by the Named Executive Officers at February 4, 2001 and options exercised during the fiscal year then ended:

                                                                                     VALUE OF UNEXERCISED
                                                       NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                            OPTIONS AT                     OPTION AT
                                                         FEBRUARY 4, 2001             FEBRUARY 4, 2001(1)
                              SHARES      VALUE     ---------------------------   ---------------------------
NAME                         EXERCISED   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         ---------   --------   -----------   -------------   -----------   -------------
David O. Corriveau.........      0          0         80,000         180,000           0          $261,900
James W. Corley............      0          0         80,000         180,000           0           261,900
Sterling R. Smith..........      0          0         19,750          49,850           0            52,400
Charles Michel.............      0          0         55,250          57,250           0            52,400
Bryan L. Spain.............      0          0         16,000          41,500           0            26,200

---------------

(1) Based upon the closing price of the Common Stock of the Company on February 4, 2001 of $9.85 per share.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") has furnished the following report on executive compensation. The Compensation Committee report documents the components of the Company's executive officer compensation programs and describes the compensation philosophy on which fiscal year 2000 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company, including the Co-Chief Executive Officers and the three other executive officers that are named in the compensation tables who are currently employed by the Company (the "Named Executives"). The Compensation Committee, composed solely of non-employee directors, also administers the Stock Plan.

  Compensation Philosophy and Overall Objectives of Executive Compensation Programs

     It is the philosophy of the Company to ensure that executive compensation is directly linked to continuous improvements in corporate performance and increases in stockholder value. The following objectives have been adopted by the Compensation Committee as guidelines for compensation decisions:

     - Provide a competitive total executive compensation package that enables the Company to attract and retain key executives.

     - Integrate all pay programs with the Company's annual and long-term business objectives and strategy, and focus executives on the fulfillment of these objectives.

     - Provide variable compensation opportunities that are directly linked with the performance of the Company.

  Cash Compensation

     Cash compensation includes base salary and the Company's annual incentive plan awards. The base salary of each of the Company's executive officers is determined by an evaluation of the responsibilities of that position and by comparison to the average level of salaries paid in the competitive market in which the Company competes for comparable executive ability and experience. Annually, the performance of each Named Executive officer is reviewed by the Compensation Committee using information and evaluations provided by the Co-CEOs (the Co-CEOs review the performance of all other senior management) taking into account the Company's operating and financial results for that year, the contribution of each executive officer to such results, the achievement of goals established for each such executive officer at the beginning of each year, and competitive salary levels for persons in those positions in the markets in which the Company competes. To assist in its deliberations, the Compensation Committee is provided market competitive base salary and incentive compensation information for a number of representative companies in the industry for comparison purposes. Following its review of the performance of the Company's Named Executive officers, the Compensation Committee Chairman reports the Compensation Committee's recommendations for salary increases and incentive awards to the Board of Directors.

     The Company's executive incentive plan (EIP) is designed to recognize and reward those employees that make significant contributions to the Company's annual business plan. The Compensation Committee believes the EIP should be the principal short-term incentive program for providing cash bonus opportunities for the Company's executives contingent upon profitability of operating results. The fiscal 2000 EIP corporate financial target was earnings before income taxes and depreciation (EBITDA). The Compensation Committee will continue to review and modify the performance goals for the EIP as necessary to ensure reasonableness, achievability, and consistency with overall Company objectives and shareholder expectations. In 2000, annual base salary increases and incentive compensation awards for all of the Named Executives were approved by the Compensation Committee and reported to the Board of Directors. The Compensation Committee believes the recommended salary increases and incentive awards were warranted and consistent with the performance of such executives during fiscal year 2000 based on the Compensation Committee's evaluation of each individual's overall contribution to accomplishing the Company's fiscal year 2000 corporate goals and of each individual's achievement of individual goals during the year.

     In certifying fiscal year 2000 EIP results, the Compensation Committee recognized that the EBITDA target for financial performance had not been met. Therefore, financial performance based awards were not approved in accordance with the provisions of the plan.

  Long-Term Incentives

     The Compensation Committee believes that it is essential to align the interests of Dave & Buster's executives and other key management personnel responsible for the growth of the Company with the interests of the Company's stockholders. The Compensation Committee believes that this objective is best accomplished through the provision of stock-based incentives that align themselves to enhancing the Company's value, as set forth in the Company's Stock Plan. Because the Company does not maintain any qualified retirement programs, the Stock Plan also serves as the opportunity to generate additional wealth to be used for later retirement needs.

     The Compensation Committee will continue to review long-term incentives and make recommendations, where it deems appropriate, to the Company's Board of Directors, from time to time, to assure the Company's executive officers and other key employees are appropriately motivated and rewarded based on the long-term financial success of the Company.

  Co-CEO Compensation

     In determining the compensation of Mr. Corriveau and Mr. Corley, Co-Chief Executive Officers, the Compensation Committee considered the Company's operating and financial results for fiscal year 2000, evaluated their individual performance and substantial contribution to Company results, and considered the compensation range for other chief executive officers of companies in the industry. Based on that review and assessment, the Compensation Committee recommended, and the Company's Board of Directors approved, an increase in Mr. Corriveau and Mr. Corley's base salary to $400,000 per year effective April 3, 2000. Mr. Corriveau and Mr. Corley were each granted 50,000 stock options under the Stock Plan in April 2000 at an exercise price of $7.25 and 70,000 shares in September 2000 at an exercise price of $8.00, which in each case was equal to the fair market value of the Company's common stock on the date of grant. In addition, Mr. Corriveau and Mr. Corley were each granted 60,000 shares of restricted stock. These shares will vest 100% at the end of seven years and if significant performance milestones are met, 100% vesting could occur earlier, but in no event sooner than three years from date of grant.

  Summary

     As a result of pay-for-performance concepts incorporated in Dave & Buster's executive compensation program, the Compensation Committee believes that the total compensation program for executive officers of the Company are competitive with the compensation programs provided by other companies with which the Company competes, emulates programs of high-performing companies and will serve the best interests of the shareholders of the Company. The Compensation Committee also believes this program will provide opportunities to participants that are consistent with the expectations of the Board and with the returns that are generated on the behalf of the Company's stockholders.

                                            MARK A. LEVY,
                                            Chairman
                                            ALLEN J. BERNSTEIN

DIRECTOR COMPENSATION

     Directors who are employees of the Company receive no additional compensation for their attendance at meetings of the Board or any of its committees of which they are members. Directors who are not employees of the Company receive $8,000 as an annual retainer, $1,000 for participation in each Board meeting and $800 for participation in each committee meeting. When participation in a Board or committee meeting is by telephone, the fee paid is one-half of the amount reported above. Non-employee directors (excluding those directors who were stockholders prior to the adoption of the Directors Plan) have been granted stock options under such plan. See "Amendment of Directors Plan."

CERTAIN FILINGS BY EXECUTIVE OFFICERS AND DIRECTORS

     Under the securities laws of the United States, the Company's directors, executive officers and persons who own more than 10% of the Company's common stock are required to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates have been established for these reports, and the Company is required to disclose in this proxy statement any failure to file by these dates. The following persons were delinquent in filing a report on Form 5 for the 2000 fiscal year in respect of restricted stock and/or option grants: David O.

Corriveau, James W. Corley, Barry N. Carter, Barbara G. Core, Nancy J. Duricic, Cory J. Haynes, Jeffrey A. Jahnke, Charles Michel, Reginald M. Moultrie, Stuart
A. Myers, R. Lee Pitts, J. Michael Plunkett, Craig C. Rawls, Sterling R. Smith and Bryan L. Spain.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer of the Company serves as member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

CERTAIN TRANSACTIONS

     Pursuant to a consulting agreement between the Company and Mr. Henrion, the Company pays consulting fees of $12,500 per month to Mr. Henrion, a director of the Company, for advisory services relating to international licensing activities, expansion and site selection, market analysis, improvement and enhancement of the Company's business and other similar activities. The agreement expires in January 2005.

     The Company entered into a sale/leaseback transaction with Cypress Equities, Inc. for its San Diego, California location, whereby the Company received $8.0 million in exchange for committing to lease payments of approximately $6.3 million over 20 years with options for renewal. Mr. Maguire, a director of the Company, is the managing member of Cypress Equities, Inc. Payments to Cypress Equities, Inc. during fiscal 2000 were approximately $167,000.

     Hallett & Perrin provides legal services to the Company from time to time. Mr. Hallett, a shareholder of Hallett & Perrin, is a director of the Company.

     Each of the foregoing transactions were on terms at least as favorable to the Company as those which could be obtained from unaffiliated third parties.

STOCK PRICE PERFORMANCE

     Set forth below is a line graph indicating a comparison of cumulative total returns (change in stock price plus reinvested dividends) for the Company's common stock for the five fiscal years ended February 4, 2001, as contrasted with (i) the Standard & Poor's 500 Stock Index and (ii) the Standard & Poor's Restaurant Stock Composite Index. Each index assumes $100 invested at February 3, 1997 and is calculated assuming reinvestment of dividends.

                       [DAVE & BUSTER PERFORMANCE GRAPH]

---------------------------------------------------------------------------------------------------------------------
                                     02/02/97         02/01/98         01/31/99         01/30/00         02/04/01
---------------------------------------------------------------------------------------------------------------------
 Dave & Buster's Inc.                 100.00           150.45           156.22            48.82            69.23
 S&P 500                              100.00           126.91           168.14           185.54           180.66
 S&P Restaurants                      100.00           104.67           171.39           154.18           141.91

                      APPROVAL OF AMENDMENT OF STOCK PLAN

GENERAL

     The Company proposes to amend and restate the Dave & Buster's 1995 Stock Plan to increase the number of shares issuable upon awards thereunder from 2,350,000 shares to 2,950,000 shares. The Company's Board of Directors originally adopted the Stock Plan in order to encourage ownership of the Company's common stock by key employees of the Company and its subsidiaries as well as other persons providing services to the Company. The Board of Directors has amended the Stock Plan to permit the award of restricted stock to promote immediate stock ownership and thus provide an even greater incentive to attract and retain the services of management in competition with other employers. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT OF THE STOCK PLAN.

AWARDS UNDER THE STOCK PLAN

     Awards under the Stock Plan may consist of the grant of stock options and/or restricted stock awards, granted singly or in combination. Stock options may be granted in the form of "non-qualified stock options" or "incentive stock options" which comply with Section 422 of the Code. In the case of a stock option, the purchase price for the shares as to which the option is exercised will be payable in full upon exercise, in cash or, if permitted by the Compensation Committee, by tender of Common Stock or by surrender of another award, valued at "fair market value" on the date such option is granted. The exercise price of each non-qualified stock option may not be less than 85% of the fair market value of the Common Stock and, in the case of incentive stock options, not less than 100% of the fair market value of the underlying Common Stock, on the date of grant of the option. The Company has granted all options since the inception of the Stock Plan at exercise prices equal to 100% of the fair market value on the date of grant. The Stock Plan allows a maximum of 10% of the non-qualified options outstanding from time to time to be granted at exercise prices of 85% or more of fair market value on the date of grant; however, the Company does not anticipate any variation from its historic practice of requiring all options to be granted at 100% of fair market value on the date of grant. The aggregate fair market value of the shares of Common Stock covered by incentive stock options granted to any individual participant under the Stock Plan (a "Participant") that may be exercisable may not exceed $100,000. To the extent, if any, that such aggregate fair market value limitation is exceeded, the incentive stock options granted to such Participant will, to the extent and in the order required by regulations, automatically be deemed to be non-qualified stock options, but all other terms and provisions of such incentive stock options will remain unchanged. No incentive stock option may be granted to a Participant, if, at the time of the proposed grant, such Participant owns more than 10% of the total combined voting power of all classes of the Company's Common Stock, unless the incentive stock option has an exercise price of at least 110% of the fair market value and is not exercisable until five years from the date the option is granted. The Stock Plan also prohibits the Company from "repricing" options by granting new options in substitution for or upon cancellation of outstanding options previously granted to Participants under the Stock Plan or any of the Company's prior plans.

     The Compensation Committee may grant shares of restricted stock pursuant to the Stock Plan. A grant of shares of restricted stock represents the promise of the Company to issue shares of Common Stock of the Company on a predetermined date (the "Issue Date") to an employee, provided the employee is continuously employed by the Company until the Issue Date. Prior to the vesting of the shares, the shares are not transferable by the Participant and are forfeitable. At the time of the grant of shares of restricted stock, the Compensation Committee may impose restrictions or conditions, not inconsistent with the provisions of the Stock Plan, including, but not limited to, performance criteria and continued employment for a specified time period. The Compensation Committee may provide performance criteria to the restricted stock grant in the form of time acceleration of vesting due to meeting stretch performance goals. The Compensation Committee has also established a percentage limitation of 25% of the shares reserved for the Stock Plan to be granted in restricted stock, and a maximum of 70,000 restricted shares to be granted to any one individual during a calendar year.

     The Compensation Committee, in its sole discretion, may grant, in connection with a grant of non-qualified stock options, a tax-offset bonus right ("TOBR") in an amount to be determined by the Compensation Committee to enable the Participant to pay any minimum federal, state or local taxes required as a result of the exercise of any option or the vesting of any restricted stock grant. The Compensation Committee may also provide a loan to the Participant, evidenced by a full recourse promissory note, at such terms and at such interest rate as the Compensation Committee determines, for purposes of paying any federal, state or local taxes required as a result of the exercise of such options or the vesting of any restricted stock grant. With the approval of the Compensation Committee, payments of awards may be deferred, either in the form of installments or a future lump sum payment and any deferred payment may be forfeited if and to the extent that the award agreement so provides.

     Upon the occurrence of a "change in control" of the Company and an involuntary termination or termination for good reason within 90 days prior and two years after the change in control, (i) all options granted under the Stock Plan and outstanding immediately vest and become exercisable and remain exercisable until their expiration, termination or cancellation pursuant to the terms of the Stock Plan and the agreement evidencing such options, (ii) all restricted stock that have not vested or have been canceled or forfeited automatically vest.

     To the extent that any awards granted under the Stock Plan or prior plans expire, terminate or are canceled or otherwise settled for any reason without the issuance of all or any portion of the shares of Common Stock covered by an award, such unissued shares of Common Stock will become available for grant under the Stock Plan.

ELIGIBILITY AND GRANT OF AWARDS

     Employees of the Company eligible for awards under the Stock Plan are those who hold positions of responsibility in the Company, and whose performance, in the judgment of the Compensation Committee can have a significant effect on the success of the Company and its subsidiaries. There are approximately 150 persons for stock option purposes and 21 persons for restricted stock grant purposes who will be eligible to participate in the Stock Plan.

     As of February 4, 2001, options to purchase an aggregate of 1,917,250 shares of the Company's common stock (net of options canceled or expired) have been granted pursuant to the Stock Plan, options to purchase 113,225 shares have been exercised, options to purchase 1,804,025 shares remained outstanding, and 188,750 shares remained available for future grant. As of February 4, 2001, the market value of all shares of the Company's common stock (i) subject to outstanding options under the Stock Plan and (ii) remaining available for future grant was approximately $17,769,646 and $1,859,188, respectively (based on the closing sale price of the Company's common stock as reported on the New York Stock Exchange on such date).

     During the 2000 fiscal year, options covering 621,000 shares of the Company's common stock were granted to the Company's employees. See also "Election of Directors -- Stock Plan" for disclosure of grants made in the 2000 fiscal year to the Named Executive Officers.

     Since adoption of the Stock Plan, all current executive officers, as a group, have been granted options under the Stock Plan covering 1,225,526 shares of the Company's common stock which represents approximately 46.8% of the total number of options granted pursuant to the Stock Plan. Messrs. Corriveau and Corley have received options covering 5% or more of those available under the Stock Plan. All employees of the Company as a group (including all officers who are not executive officers) received options covering 1,391,637 shares (53.2%) of the total options granted.

ADMINISTRATION OF THE STOCK PLAN

     The Compensation Committee is responsible for administration and interpretation of the Stock Plan, and may correct any defect, supply any omission or reconcile any inconsistency in the Stock Plan or any award in its discretion. The Compensation Committee is constituted so as to comply with Rule 16b-3 under the Exchange Act of 1934 ("Rule 16b-3"). The Compensation Committee may delegate to the Co-Chief Executive Officers and other senior officers of the Company its duties under the Stock Plan pursuant to such conditions or limitations as the Compensation Committee may establish, except that the Compensation Committee may not delegate to any person the authority to grant awards to, or take other action with respect to, Participants who are subject to
Section 16 of the Exchange Act.

AMENDMENT AND TERMINATION

     The Board of Directors may amend, modify, suspend or terminate the Stock Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration that would impair the rights of any Participant under any award granted to such Participant will be made without such Participant's consent and
(ii) no amendment or alteration will be effective prior to approval by the Company's stockholders to the extent such approval is then required pursuant to Rule 16b-3, in order to preserve the applicability of any exemption provided by such rule to any award then outstanding (unless the holder of such award consents) or to the extent stockholder approval is otherwise required by applicable legal requirements.

     Without stockholder approval, no amendment may (i) increase the number of shares of Common Stock that may be issued under the Stock Plan, (ii) materially increase the benefits accruing to individuals holding

Stock Plan awards, (iii) materially modify the requirements as to eligibility for participation in the Stock Plan, or (iv) increase the number of awards that may be granted to any one individual.

FEDERAL INCOME TAX CONSEQUENCES

     Non-qualified Stock Options. A Participant will not be deemed to receive any income at the time a non-qualified stock option (NQSO) is granted, nor will the Company be entitled to a deduction at that time. However, when any part of an NQSO is exercised, the Participant will be deemed to have received compensation taxable as ordinary income in an amount equal to the excess of (A) the fair market value of the shares received on the exercise of the NQSO over
(B) the exercise price of the NQSO. The taxability of a Participant who is subject to the reporting and short swing profit recovery provisions of Section 16 of the Exchange Act (a "Section 16 Person") is modified slightly. A Section 16 Person also will not be deemed to receive any income at the time an NQSO is granted, nor will the Company be entitled to a deduction at that time. However, upon the exercise of the NQSO, the Section 16 Person will be deemed to have received compensation taxable as ordinary income in an amount equal to the excess of (A) the fair market value of the shares received on the exercise of the NQSO was awarded to the Section 16 Person over (B) the exercise price of the NQSO. The Section 16 Person's basis in the Common Stock acquired pursuant to the exercise of the NQSO is the sum of the exercise price of the Option and the amount of such income required to be recognized. If, however, a Section 16 Person files an appropriate election under Section 83(b) of the Code with the IRS within thirty days of the exercise of the NQSO, the Participant will be treated for tax purposes as if he were not a Section 16 Person.

     Upon any subsequent sale of the shares acquired upon the exercise of an NQSO, any gain (the excess of the amount received over the fair market value of the shares on the date ordinary income was recognized) or loss (the excess of the fair market value of the shares on the date ordinary income was recognized over the amount received) will be a long-term capital gain or loss if the sale occurs more than one year after such date or recognition and otherwise will be a short-term capital gain or loss. A section 16 Person's (other than a Section 16 Person who makes a Section 83(b) election described above) holding period for purposes of determining whether any such gain or loss is short-term or long-term is measured from the later to occur of (i) the date the NQSO is exercised or
(ii) six months after the NQSO was granted. The Company will be entitled to a tax deduction in an amount equal to the amount of compensation taxable as ordinary income recognized by the Participant.

     If all or any part of the exercise price of an NQSO is paid by the Participant with shares of Common Stock (including, based upon proposed regulations under the Code, shares previously acquired on exercise of an ISO), no gain or loss will be recognized on the shares surrendered in payment. The number of shares received on such exercise of the NQSO equal to the number of shares surrendered will have the same basis and holding period, for purposes of determining whether subsequent dispositions result in long-term or short-term capital gain or loss, as the basis and holding period of the shares surrendered. The balance of the shares received on such exercise will be treated for federal income tax purposes as described in the preceding paragraphs as though issued upon the exercise of the NQSO for an exercise price equal to the consideration, if any, paid by the Participant in cash. The Participant's compensation, which is taxable as ordinary income upon such exercise, and the Company's deduction, will not be affected by whether the exercise price is paid in cash or in shares of Common Stock.

     Incentive Stock Option. In general, a Participant will not be deemed to receive any income at the time an Incentive Stock Option (ISO) is granted or exercised if a Participant does not dispose of the shares acquired on exercise of the ISO within two years after the grant of the ISO and one year after the exercise of the ISO. In such a case, the gain (if any) on a subsequent sale (the excess of the amount received over the exercise price) or loss (if any) on a subsequent sale (the excess of the exercise price over the amount received) will be a long-term capital gain or loss. However, for purposes of computing the "alternative minimum tax" applicable to a Participant, the Participant will include in the Participant's alternative minimum taxable income the amount that would have been included in income if the ISO was a NQSO. Such amount may be subject to an alternative minimum tax. Similarly, for purposes of making alternative minimum tax calculations, the Participant's basis in the stock received on the exercise of an ISO will be determined as if the ISO were an NQSO.

     If the Participant sells the shares acquired on exercise of an ISO within two years after the date of grant of the ISO or within one year after the exercise of the ISO, the disposition is a "disqualifying disposition," and the Participant will recognize income in the year of the disqualifying disposition equal to the excess of the amount received for the shares over the exercise price. Of that income, the portion equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price will be treated as compensation to the Participant, taxable as ordinary income, and the balance (if any) will be long-term or short-term capital gain depending on whether the shares were sold more than one year after the ISO was exercised. If the Participant sells the shares in a disqualifying disposition at a price that is below the exercise price, the loss will be a short-term capital loss if the Participant has held the shares for one year or less and the otherwise will be a long-term capital loss.

     If a Participant uses shares acquired upon the exercise of an ISO to exercise an ISO, and the sale of the shares so surrendered for cash on the date of surrender would be a disqualifying disposition of such shares, the use of such shares to exercise an ISO also would constitute a disqualifying disposition. In such case, proposed regulations under the Code appear to provide that tax consequences described above with respect to disqualifying dispositions would apply, except that no capital gain would be recognized with respect to such disqualifying disposition. In addition, the basis of the surrendered shares would be allocated to the shares acquired upon exercise of the ISO, and the holding period of the shares so acquired would be determined, in a manner prescribed in proposed regulations under the Code.

     If a Participant uses shares acquired upon the exercise of an ISO to exercise and ISO and such use of such shares does not constitute a disqualifying disposition of the shares so surrendered or, if the Participant uses other shares of the Company to exercise an ISO, the Participant will not recognize any income or gain or loss upon exercise of the ISO. In such case, the basis of the surrendered shares would be allocated to the shares acquired upon exercise of the ISO, and the holding period of the shares so acquired would be determined, in a manner prescribed in proposed regulations under the Code.

     The Company is not entitled to a deduction as the result of the grant or exercise of an ISO. If the Participant has compensation taxable as ordinary income as a result of a disqualifying disposition, the Company will be entitled to a deduction of an equivalent amount in the taxable year of the Company in which the disposition occurs.

     Restricted Stock. A Participant will not be deemed to receive any income at the time shares of restricted stock are granted or issued, nor will the Company be entitled to a deduction at that time. However, when shares of restricted stock vest, the Participant will be deemed to have received compensation taxable as ordinary income in an amount equal to the fair market value of the shares of restricted stock on the date on which they vest. However, a Section 16 Person would not be required to recognize income in connection with the grant of restricted stock until the later of (a) the date the restricted stock vests and (b) the expiration of six months after the date of grant. If, however, a Participant files an appropriate election under Section 83(b) of the Code with the IRS within thirty days of the issuance of the restricted stock, the Participant will be deemed to have received compensation taxable as ordinary income in an amount equal to the fair market value of the shares of restricted stock on the date on which they are issued. The Participant will not be entitled to a deduction if the restricted stock is subsequently forfeited. The Company will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the Participant.

                    APPROVAL OF AMENDMENT TO DIRECTORS PLAN

     The proposed amendment to the Directors Plan would increase the number of shares of the Company's common stock subject to the plan from 150,000 shares to 190,000 shares. Approval of this amendment requires the affirmative vote of the holders of a majority of the shares of the Company's common stock represented at the Annual Meeting. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT OF THE DIRECTORS PLAN.

     In February 1996, the Company adopted the Directors Plan to provide independent, outside directors (excluding those directors who were stockholders prior to February 1996) with an incentive for serving as a director by providing a proprietary interest in the Company through the granting of options. Directors who are not employees are entitled to participate in the Directors Plan. Upon election to the Board of Directors of the Company, each eligible director is granted an option to purchase 22,500 shares effective as of the date of such election and vesting over a three year period.

     Administration of the Option Plan is vested in the Compensation Committee of the Company's Board of Directors. The purchase price of the shares for each stock option granted under the Directors Plan may not be less than 100% of the fair market value of the common stock at the time of grant. The term of an option may not be more than ten years from the date of grant. The Directors Plan will terminate on January 31, 2006; however, options outstanding at the termination of the Option Plan will not be affected by such termination. If an option expires or terminates before it has been exercised in full, the shares of common stock allocable to the unexercised portion of such option will again be available for the grant of options under the Directors Plan.

     As of February 4, 2001, options to purchase an aggregate of 142,500 shares of the Company's common stock have been granted pursuant to the Directors Plan, options to purchase 22,500 shares have expired or been canceled, options to purchase 15,000 shares have been exercised, options to purchase 127,500 shares remain outstanding, and 7,500 shares remain available for future grant. As of February 4, 2001, the market value of all shares of the Company's common stock
(i) subject to outstanding options under the Directors Plan and (ii) remaining available for future grant was approximately $1,255,875 and $73,875, respectively (based on the closing sale price of the Company's common stock as reported on the New York Stock Exchange on such date). During fiscal 2000, four directors (Messrs. Bernstein, Hallett, Levy and Maguire) each received a grant to purchase 7,500 additional shares of common stock at an exercise price equal to $7.25 per share (fair market value on the date of grant).

     The options granted under the Directors Plan are not entitled to "incentive stock option" treatment for federal income tax purposes. Accordingly, under federal income tax laws, an optionee upon exercise of an option under the Directors Plan will recognize ordinary income equal to the fair market value of the stock on the date of exercise minus the exercise price. Grants of options under the Directors Plan are not taxable events.

                            STOCKHOLDERS' PROPOSALS

     Any proposals that stockholders of the Company desire to have presented at the annual meeting of stockholders following the conclusion of the 2001 fiscal year must have been received by the Company at its principal executive offices no later than February 28, 2002.

                                 MISCELLANEOUS

     Report of the Audit Committee. We have reviewed and discussed with the management the Company's audited financial statements as of and for the year ended February 4, 2001. We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with the Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended February 4, 2001.

                                            PETER A. EDISON,
                                            Chairman
                                            BRUCE H. HALLETT
                                            CHRISTOPHER C. MAGUIRE

     Independence of Auditors. For the year ended February 4, 2001, the Company paid Ernst & Young, its independent auditors, the following amounts:

Audit Fees...............................................   $145,700
Audit Related Fees.......................................      3,200
Financial Information Systems & Design Implementation
  Services...............................................          0
All Other Fees...........................................    232,000

The Audit Committee concluded that the above mentioned non-audit services did not adversely impact the independence of Ernst & Young.

     Proxy Solicitation. The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors and regular officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

     Internet and Telephone Voting. For shares that are beneficially owned and held in "street name" through a broker, stockholders will have the opportunity to vote via the Internet or by telephone by utilizing a program provided through ADP Investor Communication Services ("ADP"). Votes submitted electronically via the Internet or by telephone through this program must be received by 4:00 p.m., New York time, on June 11, 2001. The giving of such a proxy will not affect the right to vote in person, should the stockholder decide to attend the Annual Meeting. The Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholder instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

     - The committee shall discuss with the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

     - The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards from time to time. The chair of the committee may represent the entire committee for the purposes of this review.

     - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report of Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including the judgment of management and the independent auditors about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                             DAVE & BUSTER'S, INC.


     The undersigned hereby appoints David O. Corriveau and James W. Corley, or each of them, his proxies, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment or postponement thereof, and the undersigned directs that his proxy be voted as designated on the other side.

     THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS, FOR THE APPROVAL TO AMEND THE STOCK PLAN AND FOR THE APPROVAL TO AMEND THE DIRECTORS PLAN.

     THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO SUCH STOCK AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID PROXIES, THEIR SUBSTITUTES, OR ANY OF THEM, MAY LAWFULLY DO BY VIRTUE HEREOF.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

-------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o





                            YOUR VOTE IS IMPORTANT!


                       YOU CAN VOTE IN ONE OF THREE WAYS:


1. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                       OR

2. Call TOLL FREE 1-800-840-1208 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       OR

3. Vote by Internet at our Internet Address: http://www.proxyvoting.com/dab


                                  PLEASE VOTE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.       PLEASE MARK
                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.                                YOUR VOTES AS   [X]
                                                                                                                INDICATED IN
                                                                                                                THIS EXAMPLE.

                                                                                                             FOR   AGAINST   ABSTAIN
The Board of Directors recommends a vote FOR Items 1, 2, and 3.           ITEM 2 - Amendment to Stock Plan   [ ]     [ ]       [ ]
ITEM 1 - Election of Directors

  FOR all nominees                WITHHOLD
    listed below                 AUTHORITY
 (except as marked         to vote for all nominees                       ITEM 3 - Amendment to Directors    [ ]     [ ]       [ ]
  to the contrary)              listed below                                       Plan
       [ ]                         [ ]

Nominees: 01 Allen J. Bernstein, 02 Bruce H. Hallett

WITHHELD FOR: (Write that nominee's name in the space provided below.)



---------------------------------------------------------------



Signature                                          Signature                                      Date
         ------------------------------------------         --------------------------------------    ----------------------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


----------------------------------------------------------------------------------------------------------------------------
                                                  o FOLD AND DETACH HERE o

                                           VOTE BY INTERNET OR TELEPHONE OR MAIL
                                                24 HOURS A DAY, 7 DAYS A WEEK

             YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER
                                   AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


          INTERNET                                      TELEPHONE                                      MAIL
http://www.proxyvoting.com/dab                       1-800-840-1208
 Use the Internet to vote your                Use any touch-tone telephone to                 Mark, sign and date
 proxy. Have your proxy card in                vote your proxy. Have your proxy                   your proxy card
 hand when you access the web          OR     card in hand when you call. You will     OR              and
 site. You will be prompted to enter           be prompted to enter your control                  return it in the
 your control number, located in              number, located in the box below,                enclosed postage-paid
 the box below, to create and                 and then follow the directions given.                 envelope.
 submit and electronic ballot.

                   NOTE: IF VOTING BY PHONE OR INTERNET, YOU MAY VOTE UNTIL 4:00 P.M. (EST), June 13, 2001.
                                      IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                                         YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                                                    THANK YOU FOR VOTING.


YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT
ON THE INTERNET AT: www.daveandbusters.com
 [http://www.daveandbusters.com]
